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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 3 Registration Statement on Form S-1 (File No. 333-84050) of our report dated March 7, 2002 relating to the financial statements of MitoKor, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
May 3, 2002